UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2006

PLURISTEM LIFE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-31392

(Commission File Number)

98-0351734

(IRS Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905

(Address of principal executive offices and Zip Code)

011-972-4-850-1080

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2006, we entered into stock option agreements with our directors officers and employees, granting them the right to purchase a total of 12,379,683 shares of our common stock, of which 12,140,000 options are exercisable at a price of $0.10 per share until January 16, 2016 and 239,683 options are exercisable at price of $0.12 per share until May 1, 2013.

12,140,000 of the options will vest in accordance with the vesting schedule set out in each stock option agreement, the form of which is attached hereto as exhibit 10.1 and 239,683 options vest immediately.

Item 3.02. Unregistered Sales of Equity Securities.

On January 17, 2006, we granted stock options to 27 of our directors, officers and employees entitling them to purchase an aggregate of 12,379,683 shares of our common stock, of which 12,140,000 shares are exercisable at a price of $0.10 per share until January 16, 2016 and 239,683 shares are exercisable at a price of $0.12 per share until May 1, 2013. 12,140,000 of the options are subject to vesting provisions as set forth in each of the stock option agreements and 239,683 options vest immediately. We issued the securities to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

12,140,000 of these options have been granted pursuant to our 2005 Stock Option Plan and 239,683 options have been granted pursuant to our 2003 Stock Option Plan.

Item 9.01. Financial Statements and Exhibits.

10.1	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.

/s/ Zami Aberman

Zami Aberman

Chief Executive Officer

Date: January 17, 2006